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$24,574,157                                          Philadelphia, Pennsylvania
                                                     November 15, 1995


         FOR VALUE RECEIVED, the undersigned, CSS Industries, Inc. ("CSS"), hereby promises to pay to Gibson Greetings, Inc. ("Gibson") in connection with the acquisition of all of the outstanding capital stock of Cleo, Inc. ("Cleo") from Gibson, in accordance with the provisions of a Stock Purchase Agreement dated as of October 3, 1995 (the "Stock Purchase Agreement"), the principal amount of Twenty Four Million, Five Hundred Seventy Four Thousand, One Hundred Fifty Seven ($24,574,157), (such amount, the "Principal Amount").

         This Promissory Note is delivered pursuant to Section 1.2(b) of the Stock Purchase Agreement. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Stock Purchase Agreement.

         1. Payment of Principal and Interest.

         1.1 Principal. The unpaid Principal Amount of this Promissory Note shall be due and payable in full on the seventy-fifth day after the date of this Promissory Note (the "Maturity Date").

         1.2 Interest. CSS shall pay interest on the Principal Amount of this Promissory Note from time to time outstanding at the rate of eight percent (8%) per annum. Interest shall be computed on a 365-day basis based on the actual number of days elapsed and shall be due and payable on the Maturity Date. If CSS fails to pay the Principal Amount in full on or before the Maturity Date, the Principal Amount (together with all accrued and unpaid interest hereunder) shall thereafter bear interest at the rate of twelve percent (12%) per annum.

         1.3 Optional Prepayment by CSS. The Principal Amount of this Promissory Note may be prepaid by CSS, in whole or in part and from time to time, at any time following the date of this Promissory Note without premium or penalty. Any prepayment of the Principal Amount of this Promissory Note shall be accompanied by interest accrued and unpaid on the amount of such prepayment to the date of prepayment.

         2. Payments; Payments Final. All payments under this Promissory Note shall be made on the day when due in lawful money of the United States of America to Gibson at 2100 Section Road, Cincinnati, OH 45237 or at such other place within the United States, as Gibson may from time to time designate. Whenever any payment to be made under this Promissory Note shall be stated to be due on a Saturday, Sunday or public holiday or the equivalent for banks generally under the laws of the Commonwealth of Pennsylvania (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day.
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         3. Transfer Restricted. Gibson shall not transfer or hypothecate this
Promissory Note, except that Gibson may hypothecate this Promissory Note with the consent of CSS, which consent shall not be unreasonably withheld.

         4. Governing Law. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Delaware.

         5. No Right of Set-Off. This note is issued pursuant to the Stock Purchase Agreement. However, this Note is an independent obligation of CSS to Gibson and shall not be subject to set-off or defense for any matter arising from the Stock Purchase Agreement or otherwise.

         6. Waiver. CSS waives presentment for payment, demand, notice of nonpayment, notice of protest, protest and notice of dishonor of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

         7. Severability. If any provision of this Promissory Note or the application thereof to any person or any circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Promissory Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

         8. Costs of Collection. If Gibson commences any action to enforce its rights under the Promissory Note, CSS shall pay to Gibson all reasonable attorneys' fees and expenses incurred by Gibson in connection with such action.

         IN WITNESS WHEREOF, the undersigned has executed this Promissory Note on the date first above written.

                               CSS INDUSTRIES, INC.



                               By:
                                  --------------------------------------
                                  Name:   James G. Baxter
                                  Title:  Vice President - Finance
                                          Chief Financial Officer